EXHIBIT 11.1

                      FHP INTERNATIONAL CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                               (unaudited)


                                                         For The
(amounts in thousands,                             Three Months Ended
except per share data)                                December 31,

                                                1995             1994
                                            ___________      ___________
Primary earnings per share
   attributable to Common Stock:
    Net income attributable to
     Common Stock                               $ 7,313          $14,697
                                            ===========      ===========
  Weighted average number of
  Common Shares and Common
  Share equivalents:

     Common Stock                                40,324           39,878
     Assumed exercise of options                    965            1,356
                                            ___________      ___________

         Total shares                            41,289           41,234
                                           ===========       ===========
   Primary earnings per share
     attributable to Common Stock               $  0.18          $  0.36
                                            ===========      ===========
  Fully diluted earnings per share:

      Net income attributable to
         Common Stock assuming
         conversion of Series A
         cumulative convertible
         Preferred Stock                        $13,888          $21,300
                                            ===========      ===========
      Weighted average number of
        common shares and common
        share equivalents:

       Common Stock                              40,324           39,878
       Assumed exercise of options                1,242            1,356
       Assumed conversion of
        Series A Cumulative
        Convertible Preferred Stock              16,968           16,961
                                            ___________      ___________
           Total shares, assuming
              full dilution                      58,534           58,195
                                            ===========      ===========
  Fully diluted earnings per share             $  0.24(1)        $  0.37(1)
                                            ===========      ===========

(1) This computation is submitted in accordance with Regulation S-K,
   Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.
                                                               EXHIBIT 11.1

                      FHP INTERNATIONAL CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                               (unaudited)


                                                         For The
(amounts in thousands,                               Six Months Ended
except per share data)                                December 31,

                                               1995              1994
                                            ___________      ___________
Primary earnings per share
  attributable to Common Stock:
   Net income attributable to
     Common Stock                               $14,633          $29,912
                                            ===========      ===========
   Weighted average number of
     common shares and common
     share equivalents:

        Common Stock                             40,287           39,719
        Assumed exercise of options                 859            1,325
                                            ___________      ___________

            Total shares                         41,146           41,044
                                           ===========       ===========
   Primary earnings per share
     attributable to Common Stock               $  0.36          $  0.73
                                            ===========      ===========
Fully diluted earnings per share:

   Net income attributable to
    Common Stock assuming
    conversion of Series A
    Cumulative Convertible
    Preferred Stock                             $27,785          $42,003
                                            ===========      ===========
   Weighted average number of
    common shares and common
    share equivalents:

      Common Stock                               40,287           39,719
      Assumed exercise of options                 1,242            1,325
      Assumed conversion of
       Series A Cumulative
       Convertible Preferred Stock               16,968           16,961
                                            ___________      ___________
           Total shares, assuming
             full dilution                       58,497           58,005
                                            ===========      ===========
Fully diluted earnings per share               $  0.48(1)        $  0.72
                                            ===========      ===========

(1)This computation is submitted in accordance with Regulation S-K,
   Item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.